UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
____________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.00 par value	CLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.

Effective February 9, 2021 (the “Effective Date”), the Management Development and Compensation Committee of the Board of Directors (the “Committee”) of The Clorox Company (the “Company”) adopted a clawback policy (the “Clawback Policy”) related to incentive compensation granted, promised or paid to certain current and former executive officers (and others as the Committee may determine) on or after the Effective Date. Under the terms of the Clawback Policy:

●	In the event a covered individual engages in conduct materially detrimental to the Company (including, but not limited to, the name, business interests or corporate, brand, business or other reputation of the Company), the Committee may, in its sole discretion, clawback incentive compensation paid to such individual at any time up to three years after the end of the year in which it vested or was paid; and

●	In the event of a restatement of the Company’s financial statements, the Committee may, in its sole discretion, recoup incentive compensation paid to a covered individual during the three-year period preceding the announcement of the restatement that would not have been paid based upon the restated results if the covered individual’s fraud or intentional misconduct was a significant contributing factor to the restatement.

Certain of the Company’s existing compensation plans and agreements contain a provision providing for the clawback of the incentive compensation following a restatement of the Company’s financial statements. The Clawback Policy incorporates such existing clawback provisions without any material changes in order to include all clawback provisions for covered individuals in the Clawback Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: February 16, 2021	By:	/s/ Angela Hilt
Angela Hilt
Senior Vice President – Chief Legal Officer